Exhibit 99.1

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Nortel Networks Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

     The Annual Report on Form 11-K for the year ended December 31, 2002 (the “Form 11-K”) of the Nortel Networks Long-Term Investment Plan (the “Plan”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 30, 2003	/s/ Mary M. Cross

Mary M. Cross President, Nortel Networks Inc.

     The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 11-K or as a separate disclosure document.

     A signed original of this written statement required by Section 906 has been provided to Nortel Networks Inc. and will be retained by Nortel Networks Inc. and furnished to the Securities and Exchange Commission or its staff upon request.